UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2006

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Field Point Road, Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 629-3722

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 14, 2006, Genesee & Wyoming Inc. (“GWI,” or the “Company”) announced that the Company and its joint venture partner, Wesfarmers Limited (“Wesfarmers”), entered into a share sale agreement, dated February 14, 2006 (the “Share Sale Agreement”) and certain related agreements to sell the Western Australia operations and certain other assets of the Australian Railroad Group (“ARG”) to QRNational West Pty Ltd and Babcock & Brown Rail Pty Ltd. Pursuant to the Share Sale Agreement and a letter agreement, dated February 16, 2006 (the “Letter Agreement”), the Company has agreed to purchase Wesfarmers’ 50 percent-ownership of certain South Australian and Northern Territory operations of ARG.

The descriptions of the Share Sale Agreement, the Letter Agreement, the escrow agreement, dated February 13, 2006 (the “Escrow Agreement”) and the amendment to the Company’s amended and restated revolving credit and term loan agreement, dated as of February 13, 2006 (the “Amendment,” collectively, the “Agreements”) set forth herein and transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by the terms and conditions of the Agreements, each of which are filed as exhibits hereto, and are incorporated by reference into this report.

Other than as related to GWI and Wesfarmers’ joint ownership of ARG and any other relationships set forth in the Agreements, there is no material relationship between the Company and any other party to the Agreements.

You are urged to read the exhibits carefully and in their entirety. The exhibits attached hereto have been included to provide you with information regarding their terms. They are not intended to provide any other factual information about GWI. Such information can be found elsewhere in the public filings that GWI makes with the Securities and Exchange Commission (“SEC”), which are available without charge at www.sec.gov. In addition, documents filed by the Company with the SEC may be obtained free of charge by requesting them in writing from Genesee & Wyoming Inc., 66 Field Point Road, Greenwich, Connecticut 06830, Attention: Investor Relations.

The Agreements contains representations and warranties that GWI and the other parties made to each other as of specific dates. The assertions embodied in the representations and warranties were made solely for purposes of the agreement between the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Agreements. Moreover, some of those representations and warranties may not be accurate or complete as of any specific date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

Share Sale Agreement

The Share Sale Agreement, by and among GWI, a Delaware corporation, its wholly-owned subsidiary, GWI Holdings Pty Ltd, incorporated in the Commonwealth of Australia (“GWH”), Wesfarmers, incorporated in the Commonwealth of Australia, Wesfarmers Railroad Holdings Pty Ltd, incorporated in the Commonwealth of Australia (“WRH”), Babcock & Brown WA Rail Pty Ltd, incorporated in the Commonwealth of Australia (“B&B”), QRNational West Pty Ltd, incorporated in the Commonwealth of Australia (“QR”, and collectively with B&B, the “Buyers”), Australia Southern Railroad Pty Ltd, incorporated in the Commonwealth of Australia (“ASR”), Australia Western Railroad Pty Ltd, incorporated in the Commonwealth of Australia and ARG, incorporated in the Commonwealth of Australia, provides that GWI and Wesfarmers will cause certain of their affiliates to sell their interest in the Western Australia operations and certain other assets of ARG to an affiliate of B&B for a total enterprise value of approximately A$1.3 billion, which includes an equity value of approximately A$803 million plus assumed debt of approximately A$497 million, subject to certain closing adjustments (the “Western Australia Sale”). The Western Australia Sale will, upon closing, give B&B control over ARG’s track in Western Australia, allowing B&B to charge access fees for any rail operator who uses any of ARG’s track. Concurrently with the Western Australia Sale, QR will, through an affiliate, acquire ARG’s customer contracts, rolling stock and locomotives outside South Australia and the Northern Territories, by acquiring certain assets and shares in affiliates of ARG.

Pursuant to the Share Sale Agreement and the Letter Agreement, simultaneous with the Western Australia Sale, an Australian subsidiary of GWI will acquire Wesfarmers’ 50-percent ownership of certain South Australian and Northern Territory operations of ARG for A$20 million, subject to post-closing adjustments to reflect changes capital expenditures and the sharing of benefits associated with the development of certain properties (the “South Australia/Northern Territory Acquisition”).

The Share Sale Agreement contains customary warranties and covenants. Pursuant to the Share Sale Agreement, GWI and Wesfarmers provided warranties to the Buyers at signing and closing. Claims for breach of these warranties are subject to an A$20 million threshold and an A$500 million cap (A$250 million for each of the Company and Wesfarmers), except for certain warranties, including warranties concerning title of assets, shares, authority to enter into agreements and insolvency, each of which are uncapped. Claims for breach of warranty are subject to an 18-month survival period. In addition, GWI and Wesfarmers have agreed to operate ARG in accordance with normal business practices until closing, and are subject to limitations on ARG’s ability to sell assets, permit encumbrances, forgive debt, make capital expenditures, enter into employment agreements, execute material contracts, change the capital structure, pay dividends or distribute assets, modify insurance contracts, lend or borrow significant sums and enter into related-party agreements, without the consent of the Buyers.

GWI and Wesfarmers have also agreed to provide a tax indemnity to the Buyers to the extent ARG’s tax liabilities for the period prior to closing are greater than amounts reserved for in ARG’s financial statements, subject to certain limitations. The liability of Wesfarmers and GWI under these tax indemnities is several and not joint.

Pursuant to the Share Sale Agreement, and subject to certain limitations, the South Australia/Northern Territory business operated by GWI will be subject to (a) a five-year non-compete in the State of Western Australia, the Melbourne to Adelaide corridor and certain areas within the State of New South Wales currently served by ARG, (b) a right of first refusal for the benefit of QR on the sale of (i) the South Australia/Northern Territory business or a majority of the ownership of the South Australia/Northern Territory business, (ii) a number of high horse-power locomotives and intermodal wagons and (iii) assets of the yard and facilities at Port Augusta operation, and (c) a restriction on hiring of ARG employees who remained employed with ARG after the closing. In addition, ASR and QR will jointly manage the Motive Power Center (locomotive and freight car repair shops) in South Australia.

QR and an affiliate of GWI will also enter into a series of transitional services agreements and reciprocal access agreements for certain facilities.

Consummation of the Western Australia Sale and the South Australia/Northern Territory Acquisition are subject to customary closing conditions, including the approval of the States of Western Australia and South Australia, approval of the Foreign Investment Review Board for B&B to acquire ARG and for GWH to acquire the Australia/Northern Territory business, approval of the Australian Competition and Consumer Commission to the acquisitions, approval of the Rail Safety Regulator in South Australia to the acquisitions and the completion of certain transitional, operational and structuring transactions in respect of the Australia/Northern Territory business.

3

Closing is targeted for April 30, 2006, but may be extended by either party until June 30, 2006. If the conditions precedent are not satisfied by June 30, 2006 or alternatively, if the Buyers terminate the Share Sale Agreement due to a breach in the warranties given at the date of signing that would generate a claim in excess of A$20 million, the funds in escrow will be returned to the Buyers.

Letter Agreement

On February 16, 2006, GWH and WRH entered into the Letter Agreement, which sets forth certain terms and agreements of the parties thereto in connection with the Share Sale Agreement. Under the terms of the Letter Agreement, together with the agreements set forth in the Share Sale Agreement, GWH has agreed to purchase the share capital of the South Australia/Northern Territory business for A$20 million, subject to certain adjustments. Pursuant to the Letter Agreement, the parties acknowledge that the valuation of the South Australia/Northern Territory business includes estimated capital expenditures of A$8.88 million for the period from January 1, 2006 through May 31, 2006, and if there are any additional capital expenditures in excess of A$8.88 million during this period, GWA will reimburse WRH half of any such excess. In addition, the parties have agreed to an equal division of any net gains associated with the sale or development of the Islington land owned by ASR, subject to certain limitations.

Escrow Agreement

Upon signing the Share Sale Agreement, B&B and QR deposited A$70 million and A$20 million, respectively, into an escrow account managed by Mallesons Stephen Jaques, pursuant to the Escrow Agreement, by and among WRH, GWH, B&B, QR and Mallesons Stephen Jaques (as “Escrow Agent”). Under the terms of the Escrow Agreement, the Escrow Agent agrees to act as Escrow Agent, subject to the terms and conditions set forth therein.

Forward-Looking Statements

Certain statements in this report that discuss the Company’s expectations are forward-looking statements within the meaning of the federal securities laws and are based upon the Company’s current belief as to the outcome of future events. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. The Company cautions investors and potential investors not to place undue reliance on such statements. The Company disclaims any intention to update the current expectations or forward-looking statements contained in this filing.

4

Item 9.01 Exhibits

(d)	Exhibits

The following exhibits are filed or furnished herewith:

Exhibit No.	Description
99.1	Share Sale Agreement, dated February 14, 2006, by and among Genesee & Wyoming Inc., GWI Holdings Pty Ltd, Wesfarmers Limited, Wesfarmers Railroad Holdings Pty Ltd, Babcock & Brown WA Rail Pty Ltd, QRNational West Pty Ltd, Australia Southern Railroad Pty Ltd, Australia Western Railroad Pty Ltd, and Australian Railroad Group Pty Ltd

99.2	Letter Agreement, dated February 16, 2006, between Wesfarmers Railroad Holdings Pty Ltd and GWI Holdings Pty Ltd

99.3	Escrow Agreement, dated February 13, 2006, by and among Wesfarmers Railroad Holdings Pty Ltd, GWI Holdings Pty Ltd, Babcock & Brown WA Rail Pty Ltd, QRNational West Pty Ltd and Mallesons Stephen Jaques

99.4	Consent and Second Amendment to the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of February 13, 2006, by and among Genesee & Wyoming, Inc., Quebec Gatineau Railway Inc., the Subsidiaries of Genesee & Wyoming, Inc listed on Schedule I thereto and any other Person which may become a guarantor of the Obligations in accordance with §9.14 thereof, Genesee & Wyoming Canada Inc., Mirabel Railway Inc., Huron Central Railway Inc. and St. Lawrence & Atlantic Railroad (Quebec) Inc. and any other Person which may become a guarantor of the Canadian Obligations in accordance with §9.14 thereof, Bank of America, N.A., a national banking association and the other lending institutions listed on Schedule II thereto and Bank of America, N.A.

5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESEE & WYOMING INC.

February 16, 2006	By:	/s/ Adam B. Frankel
	Name:	Adam B. Frankel
	Title:	Senior Vice President, General Counsel & Corporate Secretary